EXHIBIT 99.1

GenCorp Reports 2014 First Quarter Results

SACRAMENTO, Calif., March 31, 2014 (GLOBE NEWSWIRE) -- GenCorp Inc. (NYSE:GY) today reported results for the first quarter ended February 28, 2014.

Financial Overview

First Quarter of Fiscal 2014 compared to First Quarter of Fiscal 2013

  Net sales for the first quarter of fiscal 2014 totaled $329.7 million compared to $243.7 million for the first quarter of fiscal 2013.
  Net loss for the first quarter of fiscal 2014 was $2.1 million, or $0.03 loss per share, compared to a net loss of $14.0 million, or $0.24 loss per share, for the first quarter of fiscal 2013.
  Adjusted EBITDAP (Non-GAAP measure*) for the first quarter of fiscal 2014 was $40.9 million or 12.4% of net sales, compared to $29.8 million or 12.2% of net sales, for the first quarter of fiscal 2013.
  Segment performance (Non-GAAP measure*) before environmental remediation provision adjustments, retirement benefit plan expense, and unusual items was $34.3 million for the first quarter of fiscal 2014, compared to $30.2 million for the first quarter of fiscal 2013.
  Cash (used in) provided by operating activities in the first quarter of fiscal 2014 totaled ($25.3) million, compared to $6.9 million in the first quarter of fiscal 2013.
  Free cash flow (Non-GAAP measure*) in the first quarter of fiscal 2014 totaled ($34.6) million, compared to ($2.2) million in the first quarter of fiscal 2013.
  Net debt (Non-GAAP measure*) was $550.0 million as of February 28, 2014 compared to $101.4 million as of February 28, 2013.
  Funded backlog was $1.6 billion as of February 28, 2014 compared to $1.7 billion as of November 30, 2013.

____________

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

"During this quarter we remained focused on delivering excellent program performance to our customers including use of our propulsion systems in powering successful launches of the Atlas V, Delta IV and Antares launch vehicles," said GenCorp Inc. President and CEO Scott J. Seymour. "We also continued to implement our affordability initiatives including a reduction in force and the consolidation of our Utah facility. And, we initiated our share repurchase program announced earlier this year."

Included in the loss from continuing operations before income taxes for the periods presented are as follows:

	Three months ended February 28,
	2014	2013
	(In millions)
United Technologies Corporation's ("UTC") Pratt & Whitney Rocketdyne (the "Rocketdyne Business") acquisition costs:
Interest expense associated with financing of the Rocketdyne Business acquisition	$ 8.2	$ 7.1
Amortization of the Rocketdyne Business intangible assets	3.0	—
Depreciation associated with the step-up in the fair value of the Rocketdyne Business' tangible assets not allocable to the Company's U.S. government contracts	2.7	—
Cost of sales associated with the step-up in the fair value of the Rocketdyne Business' inventory not allocable to the Company's U.S. government contracts	1.0	—
Total Rocketdyne Business acquisition costs	14.9	7.1
Other costs
Retirement benefit expense	8.9	15.9
Environmental remediation provision adjustments	2.1	(0.5)
Loss on debt repurchased	4.9	—
Stock-based compensation	1.4	3.2
Total other costs	17.3	18.6
	$ 32.2	$ 25.7

Operations Review

Aerospace and Defense Segment

	Three months ended February 28,
	2014	2013
	(In millions)
Net Sales:
Aerojet	$ 166.8	$ 242.3
Rocketdyne Business	161.4	—
	$ 328.2	$ 242.3

Segment profit before environmental remediation provision adjustments, retirement benefit plan expense and unusual items (Non-GAAP measure)(1)	$ 33.4	$ 29.2
Segment margin before environmental remediation provision adjustments, retirement benefit plan expense and unusual items (Non-GAAP measure)(1)	10.2%	12.1%
____________
(1) Includes expenses of $6.7 million, 2.0% of net sales, in the first quarter of fiscal 2014 related to the following (i) depreciation associated with the step-up in fair value of tangible assets not allocable to the Company's U.S. government contracts; (ii) amortization of intangible assets associated with the Rocketdyne Business acquisition; and (iii) cost of sales associated with the step-up in fair value of inventory not allocable to the Company's U.S. government contracts.

The increase in net sales was primarily due to sales from the Rocketdyne Business which was acquired on June 14, 2013 and contributed $161.4 million of net sales in the first quarter of fiscal 2014. The increase in net sales was partially offset by the following (i) a decrease of $38.5 million in the various Standard Missile programs primarily from the transitioning of the Standard Missile-3 Block IB program from development activities to production, decreased development activities for the Throttling Divert and Attitude Control System for the Standard Missile-3 Block IIA program, and lower deliveries on the Standard Missile-1 Regrain program as a result of near completion of the program and (ii) an additional week of operations in the first quarter of fiscal 2013 resulting in $27.8 million in net sales (see below).

The Standard Missile program represented 12% and 32% of net sales, respectively, for the first quarter of fiscal 2014 and 2013. The Standard Missile-3 Block IB contract transitioned from a research and development contract into a low rate production contract during the first quarter of fiscal 2014. As such, revenue recognition transitioned from the cost-to-cost percentage of completion method to the units of delivery percentage of completion method. This transition not only impacted the timing of revenue recognition but also had adverse working capital impacts including an increase of $12.4 million in accounts receivable from November 30, 2013 related to the transition period.

The Company's fiscal year ends on November 30 of each year. The fiscal year of the Company's subsidiary, Aerojet Rocketdyne, ends on the last Saturday of November. As a result of the 2013 calendar, Aerojet Rocketdyne had 13 weeks of operations in the first quarter of fiscal 2014 compared to 14 weeks of operations in the first quarter of fiscal 2013. The additional week of operations in the first quarter of fiscal 2013 accounted for $27.8 million in additional net sales.

The decrease in the segment margin before environmental remediation provision adjustments, retirement benefit plan expense and unusual items compared to the comparable prior year period, was primarily due to expenses of $6.7 million, 2.0% of net sales, in the first quarter of fiscal 2014 related to the following (i) depreciation associated with the step-up in fair value of tangible assets not allocable to the Company's U.S. government contracts; (ii) amortization of intangible assets associated with the Rocketdyne Business acquisition; and (iii) cost of sales associated with the step-up in fair value of inventory not allocable to the Company's U.S. government contracts.

A summary of the Company's backlog is as follows:

	February 28, 2014	November 30, 2013
(In billions)
Funded backlog	$ 1.6	$ 1.7
Unfunded backlog	1.4	0.8
Total contract backlog	$ 3.0	$ 2.5

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company's control.

Appropriations bills for both the Department of Defense and NASA have become increasingly difficult for Congress to pass by the start of the government fiscal year resulting in funding delays to many of the Company's customers and, in turn, delays in contract awards received by the Company. This generally leads to delays in the number of new and follow-on awards in the first half of the fiscal year and an increase during the second half, which translate to varying levels of uncertainty in the timing of contract awards received and sales generated by Aerojet Rocketdyne.

On January 30, 2014, the Company announced a cost reduction plan (the "Restructuring Plan") which will result in the reduction of the Company's overall headcount by approximately 260 employees. In connection with the Restructuring Plan, the Company recorded a liability of $10.0 million in the first quarter of fiscal 2014, consisting of costs for severance, employee-related benefits and other associated expenses. The costs of the Restructuring Plan are recoverable through the Company's U.S. government contracts.

The Rocketdyne Business integration costs incurred and capitalized through February 28, 2014, all of which the Company believes will be allocated to the Company's U.S. government contracts, totaled $16.9 million. The final determination as to whether these integration costs are reimbursable costs is based on the Company's planned integration savings exceeding its restructuring costs by a factor of at least two to one. While the Company believes its anticipated restructuring savings will exceed restructuring costs by a factor of at least two to one, there can be no assurance that the Company will be successful in obtaining the anticipated savings. In addition, capital expenditures in the first quarter of fiscal 2014 related to the consolidation of the Rocketdyne facilities were $5.0 million.

Real Estate Segment

Sales and segment performance for the first quarter of fiscal 2014 were $1.5 million and $0.9 million, respectively, compared to $1.4 million and $1.0 million for the first quarter of fiscal 2013, respectively. Net sales and segment performance consist primarily of rental property operations.

The Sacramento County Board of Supervisors voted to amend the countywide affordable housing ordinance. This will result in significant savings to the Glenborough and Easton Place development projects. Additionally, the Company received back 80 acres of land previously donated to a private school. This acreage is being encompassed in the Hillsborough at Easton plan area and will be additional residential units.

Additional Information

Debt Activity

As of February 28, 2014 and November 30, 2013, the Company's debt was as follows:

	February 28, 2014	November 30, 2013
	(In millions)
Senior debt	$ 44.4	$ 45.0
Senior secured notes	460.0	460.0
Convertible subordinated notes	188.9	193.4
Other debt	0.8	0.8
Total debt	$ 694.1	$ 699.2

Leverage ratio, as defined under the Company's senior credit facility	3.0 to 1.0	2.9 to 1.0

Revolving credit facility	$ 150.0	$ 150.0
Outstanding letters of credit	58.1	58.1
Availability under the revolving credit facility	$ 91.9	$ 91.9

During the first quarter of fiscal 2014, the Company repurchased $4.5 million principal amount of its convertible subordinated notes at various prices. A summary of the Company's loss on the convertible subordinated notes repurchased during the first quarter of fiscal 2014 is as follows (in millions):

Principal amount of convertible subordinated notes repurchased	$ 4.5
Cash repurchase price	(9.4)
Loss on debt repurchased	$ (4.9)

During the first quarter of fiscal 2014, the Company repurchased 0.5 million of its common shares at a cost of $8.6 million. The Company reflects stock repurchases in its financial statements on a "settlement" basis.

Retirement Benefit Plans

As of February 28, 2014 and November 30, 2013, the Company's tax-qualified pension plans' assets were as follows:

	February 28, 2014	November 30, 2013
(In millions)
Defined benefit tax-qualified pension plans' assets	$ 1,264.9	$ 1,258.4

As of the last measurement date at November 30, 2013, the Company's unfunded pension obligation for the tax-qualified pension plans was $261.7 million. The Company does not expect to make any significant cash contributions to its U.S. government contractor business segment, Aerojet Rocketdyne, tax-qualified defined benefit pension plan until fiscal 2015, which are recoverable through its U.S. government contracts. Additionally, the Company does not expect to make any significant cash contributions to the GenCorp tax-qualified defined benefit pension plan until fiscal 2018 or later, which are not recoverable through its U.S. government contracts. The Company estimates that approximately 91% of its unfunded pension obligation as of November 30, 2013 is related to Aerojet Rocketdyne which will be recoverable through its U.S. government contracts.

The funded status of the pension plans may be adversely affected by the investment experience of the plans' assets, by any changes in U.S. law and by changes in the statutory interest rates used by tax-qualified pension plans in the U.S. to calculate funding requirements. Accordingly, if the performance of the Company's plans' assets does not meet assumptions, if there are changes to the Internal Revenue Service regulations or other applicable law, or if other actuarial assumptions are modified, future contributions to the underfunded pension plans could be higher than the Company expects.

Forward-Looking Statements

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company's management are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company's management that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company's forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  future reductions or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  negative audit of the Company's business by the U.S. government;
  the integration difficulties or inability to integrate the Rocketdyne Business into the Company's existing operations successfully or to realize the anticipated benefits of the acquisition;
  ability to manage effectively the Company's expanded operations following the acquisition of the Rocketdyne Business;
  the increase in the Company's leverage and debt service obligations as a result of the acquisition of the Rocketdyne Business;
  the Rocketdyne Business' international sales are subject to applicable laws relating to export controls, the violation of which could adversely affect its operations;
  the acquisition of the RD Amross, LLC is subject to a number of conditions which could delay or materially adversely affect the timing of its completion, or prevent it from occurring;
  cost overruns on the Company's contracts that require the Company to absorb excess costs;
  failure of the Company's subcontractors or suppliers to perform their contractual obligations;
  failure to secure contracts;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure to comply with applicable laws, including laws relating to export controls and anti-corruption or bribery laws;
  costs and time commitment related to potential acquisition activities;
  the Company's inability to adapt to rapid technological changes;
  failure of the Company's information technology infrastructure;
  failure to effectively integrate the Rocketdyne Business into the Company's enterprise resource planning system;
  product failures, schedule delays or other problems with existing or new products and systems;
  the release, or explosion, or unplanned ignition of dangerous materials used in the Company's businesses;
  loss of key qualified suppliers of technologies, components, and materials;
  the funded status of the Company's defined benefit pension plan and the Company's obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  effects of changes in discount rates, actual returns on plan assets, and government regulations of defined benefit pension plans;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company's current and former businesses and operations;
  reductions in the amount recoverable from environmental claims;
  the results of significant litigation;
  occurrence of liabilities that are inadequately covered by indemnity or insurance;
  inability to protect the Company's patents and proprietary rights;
  business disruptions;
  the earnings and cash flow of the Company's subsidiaries and the distribution of those earnings to the Company;
  the substantial amount of debt which places significant demands on the Company's cash resources and could limit the Company's ability to borrow additional funds or expand its operations;
  the Company's ability to comply with the financial and other covenants contained in the Company's debt agreements;
  risks inherent to the real estate market;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  additional costs related to the Company's discontinued operations;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;
  fluctuations in sales levels causing the Company's quarterly operating results and cash flows to fluctuate;
  failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
  those risks detailed from time to time in the Company's reports filed with the SEC.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's website at http://www.GenCorp.com.

GenCorp Inc.
Unaudited Condensed Consolidated Statements of Operations
	Three months ended
	February 28,2014	February 28,2013
	(In millions, except per share amounts)
Net sales	$ 329.7	$ 243.7
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	286.0	217.5
Selling, general and administrative	9.2	12.3
Depreciation and amortization	14.8	6.1
Other expense, net	7.4	5.9
Total operating costs and expenses	317.4	241.8
Operating income	12.3	1.9
Non-operating (income) and expense:
Interest income	—	(0.1)
Interest expense	12.4	11.2
Total non-operating expenses, net	12.4	11.1
Loss from continuing operations before income taxes	(0.1)	(9.2)
Income tax provision	2.0	4.9
Loss from continuing operations	(2.1)	(14.1)
Income from discontinued operations, net of income taxes	—	0.1
Net loss	$ (2.1)	$ (14.0)

Loss Per Share of Common Stock
Basic and diluted:
Loss per share from continuing operations	$ (0.03)	$ (0.24)
Income per share from discontinued operations, net of income taxes	—	—
Net loss per share	$ (0.03)	$ (0.24)
Weighted average shares of common stock outstanding, basic and diluted	59.9	59.3

GenCorp Inc.
Unaudited Operating Segment Information
	Three months ended
	February 28, 2014	February 28, 2013
	(In millions)
Net Sales:
Aerospace and Defense	$ 328.2	$ 242.3
Real Estate	1.5	1.4
Total	$ 329.7	$ 243.7
Segment Performance:
Aerospace and Defense	$ 33.4	$ 29.2
Environmental remediation provision adjustments	(1.6)	0.6
Retirement benefit plan expense	(6.1)	(10.7)
Unusual items	—	0.1
Aerospace and Defense Total	25.7	19.2
Real Estate	0.9	1.0
Total	$ 26.6	$ 20.2
Reconciliation of segment performance to income (loss) from continuing operations before income taxes:
Segment Performance	$ 26.6	$ 20.2
Interest expense	(12.4)	(11.2)
Interest income	—	0.1
Corporate retirement benefit plan expense	(2.8)	(5.2)
Stock-based compensation expense	(1.4)	(3.2)
Corporate and other expenses	(5.2)	(3.9)
Unusual items	(4.9)	(6.0)
Loss from continuing operations before income taxes	$ (0.1)	$ (9.2)

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses and provisions for unusual items relating to the segment operations. Segment performance excludes corporate income and expenses, provisions for unusual items not related to the segment operations, interest expense, interest income, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for on-going business operations. It is on this basis that management internally assesses the financial performance of its segments.

GenCorp Inc.
Unaudited Condensed Consolidated Balance Sheets
	February 28, 2014	November 30, 2013
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$ 144.1	$ 197.6
Accounts receivable	199.2	214.1
Inventories	139.2	105.9
Recoverable from the U.S. government and other third parties for environmental remediation costs	22.4	20.4
Receivable from Northrop Grumman Corporation ("Northrop")	6.0	6.0
Other receivables, prepaid expenses and other	22.5	22.4
Income taxes	5.8	12.6
Deferred income taxes	18.6	17.0
Total Current Assets	557.8	596.0
Noncurrent Assets
Property, plant and equipment, net	372.7	374.7
Real estate held for entitlement and leasing	81.2	80.2
Recoverable from the U.S. government and other third parties for environmental remediation costs	86.5	88.7
Receivable from Northrop	72.3	72.0
Deferred income taxes	175.9	175.7
Goodwill	159.4	159.6
Intangible assets	132.3	135.7
Other noncurrent assets, net	76.5	72.7
Total Noncurrent Assets	1,156.8	1,159.3
Total Assets	$ 1,714.6	$ 1,755.3

LIABILITIES, REDEEMABLE COMMON STOCK, AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term borrowings and current portion of long-term debt	$ 3.0	$ 2.9
Accounts payable	98.0	122.5
Reserves for environmental remediation costs	38.0	36.6
Postretirement medical and life insurance benefits	7.2	7.3
Advance payments on contracts	95.2	104.4
Other current liabilities	212.1	206.0
Total Current Liabilities	453.5	479.7
Noncurrent Liabilities
Senior debt	41.9	42.5
Second-priority senior notes	460.0	460.0
Convertible subordinated notes	188.7	193.2
Other debt	0.5	0.6
Reserves for environmental remediation costs	132.4	134.7
Pension benefits	257.2	261.7
Postretirement medical and life insurance benefits	58.5	59.3
Other noncurrent liabilities	74.1	73.8
Total Noncurrent Liabilities	1,213.3	1,225.8
Total Liabilities	1,666.8	1,705.5
Commitments and contingencies
Redeemable common stock	0.1	0.2
Shareholders' Equity
Preference stock	—	—
Common stock	5.9	5.9
Other capital	281.4	280.1
Treasury stock at cost	(8.6)	—
Accumulated deficit	(16.1)	(14.0)
Accumulated other comprehensive loss, net of income taxes	(214.9)	(222.4)
Total Shareholders' Equity	47.7	49.6
Total Liabilities, Redeemable Common Stock and Shareholders' Equity	$ 1,714.6	$ 1,755.3

GenCorp Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Three months ended February 28,
	2014	2013
	(In millions)
Operating Activities
Net loss	$ (2.1)	$ (14.0)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Income from discontinued operations	—	(0.1)
Depreciation and amortization	14.8	6.1
Amortization of debt discount and financing costs	0.9	1.8
Stock-based compensation	1.4	3.2
Retirement benefit expense	8.9	15.9
Tax benefit on stock-based awards	(1.1)	(0.1)
Loss on debt repurchased	4.9	—
Changes in assets and liabilities	(53.0)	(5.8)
Net cash (used in) provided by continuing operations	(25.3)	7.0
Net cash used in discontinued operations	—	(0.1)
Net Cash (Used in) Provided by Operating Activities	(25.3)	6.9
Investing Activities
Purchase of restricted cash investments	—	(466.0)
Purchase of investment	—	(0.5)
Capital expenditures	(9.3)	(9.1)
Net Cash Used in Investing Activities	(9.3)	(475.6)
Financing Activities
Tax benefit on stock-based awards	1.1	0.1
Proceeds from shares issued equity plans, net	(1.4)	0.1
Proceeds from the issuance of debt	—	460.0
Debt issuance costs	—	(12.3)
Purchase of treasury stock at cost	(8.6)	—
Debt repayments	(10.0)	(0.6)
Net Cash (Used in) Provided by Financing Activities	(18.9)	447.3
Net Decrease in Cash and Cash Equivalents	(53.5)	(21.4)
Cash and Cash Equivalents at Beginning of Year	197.6	162.1
Cash and Cash Equivalents at End of Year	$ 144.1	$ 140.7

Use of Unaudited Non-GAAP Financial Measures

In addition to segment performance (discussed above), the Company provides the Non-GAAP financial measure of its operational performance called Adjusted EBITDAP. The Company uses this metric to further its understanding of the historical and prospective consolidated core operating performance of its segments, net of expenses resulting from the Company's corporate activities in the ordinary, on-going and customary course of its operations. Further, the Company believes that to effectively compare the core operating performance metrics from period to period on a historical and prospective basis, the metric should exclude items relating to retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on the earnings, and items incurred outside the ordinary, on-going and customary course of its operations. Accordingly, the Company defines Adjusted EBITDAP as GAAP loss from continuing operations before income taxes adjusted by interest expense, interest income, depreciation and amortization, retirement benefit expense, and unusual items which the Company does not believe are reflective of such ordinary, on-going and customary activities. Adjusted EBITDAP does not represent, and should not be considered an alternative to, net loss, as determined in accordance with GAAP.

	Three months ended
	February 28, 2014	February 28, 2013
	(In millions, except percentage amounts)
Loss from continuing operations before income taxes	$ (0.1)	$ (9.2)
Interest expense	12.4	11.2
Interest income	—	(0.1)
Depreciation and amortization	14.8	6.1
Retirement benefit expense	8.9	15.9
Unusual items	4.9	5.9
Adjusted EBITDAP	$ 40.9	$ 29.8
Adjusted EBITDAP as a percentage of net sales	12.4%	12.2%

In addition to segment performance and Adjusted EBITDAP, the Company provides the Non-GAAP financial measures of free cash flow and net debt. The Company uses these financial measures, both in presenting its results to stakeholders and the investment community, and in its internal evaluation and management of the business. Management believes that these financial measures are useful because it presents the Company's business using the same tools that management uses to gauge progress in achieving its goals.

	Three months ended
	February 28, 2014	February 28, 2013
	(In millions)
Cash (used in) provided by operating activities	$ (25.3)	$ 6.9
Capital expenditures	(9.3)	(9.1)
Free cash flow	$ (34.6)	$ (2.2)

	February 28, 2014	February 28, 2013
	(In millions)
Debt principal	$ 694.1	$ 708.1
Cash and cash equivalents	(144.1)	(140.7)
Restricted cash	—	(466.0)
Net debt	$ 550.0	$ 101.4

Because the Company's method for calculating the Non-GAAP measures may differ from other companies' methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.

CONTACT: Investors:
         Kathy Redd, vice president and
         chief financial officer
         916.355.2361
         Ron Samborsky, vice president,
         investor relations
         916.355.3610
         Media:
         Glenn Mahone, vice president,
         communications
         202.302.9941